SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 August 27, 2001
                                 Date of Report

                        (Date of Earliest Event Reported)

                              Make Your Move, Inc.

             (Exact Name of Registrant as Specified in its Charter)

Nevada                                0-31987                         33-0925319

(State or other juris-         (Commission File No.)       (IRS Employer ID No.)
diction of incorporation)

                        321 Broadway Blvd., Reno NV 89502
                    (Address of Principal Executive Offices)


                             Telephone 775-322-5567
                         (Registrant's Telephone Number)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company has retained the services of:
Braverman & Company, P.C.
22701 N. Black Canyon Hwy B-1
Phoenix, AZ 85027

To act as principal independent accountant to audit the companies financial statements.

Braverman & Company, P.C. specializes in auditing public companies. The prior independent accountant John I. Moyer has elected to not audit public companies. There is no dispute between the Company and John I. Moyer.

ITEM 5.  OTHER EVENTS

The Company Make Your Move, Inc. entered into an Exclusive Supplier Agreement on August 17, 2001. This agreement provides that Make Your Move, Inc.and Viscus, a Delaware corporation will operate technical centers/coffee shops inside Wal-Mart stores in the United States. A typical center inside a Wal-Mart store will have various computers, computer software and related items from the Allpaq Technologies Corporation, subsidiary of Make Your Move, Inc. and sell special coffee and related items from Viscus corporation. The agreement is for a period of five years commencing October 1, 2001.

Viscus and Wal-Mart expect to open 100 locations in Wal-Mart stores during the first year of this agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: August 27, 2001

Make Your Move, Inc.
(Registrant)



By /s/ Henry Rolling
--------------------
Henry Rolling
President

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